    As filed with the Securities and Exchange Commission on October 18, 2000
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              ---------------------

                           CDW Computer Centers, Inc.
             (Exact name of registrant as specified in its charter)

              Illinois                                   36-3310735
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

           200 N. Milwaukee Ave.                            60061
          Vernon Hills, Illinois                          (Zip Code)
  (Address of principal executive offices)

                          CDW Officer and Manager Plan
                     CDW 1997 Officer and Manager Bonus Plan
                     CDW 1998 Officer and Manager Bonus Plan
                        CDW Senior Manager Incentive Plan
                      CDW 2000 Incentive Stock Option Plan
                             (Full titles of plans)

                              Harry J. Harczak, Jr.
                Chief Financial Officer, Treasurer and Secretary
                           CDW Computer Centers, Inc.
                              200 N. Milwaukee Ave.
                          Vernon Hills, Illinois 60061
                                 (847) 465-6000
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                               Proposed Maximum          Proposed Maximum         Amount of
Title of  Securities   Amount to be            Offering Price Per        Aggregate Offering       Registration Fee
to be Registered       Registered              Share                     Price
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01     48,454 shares (1) (8)          $.0050                   $242.27                $.06
par value
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01     57,668 shares (2) (8)          $.0030                   $173.00                $.05
par value
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01     40,952 shares (3) (8)          $.0030                   $122.86                $.03
par value
====================================================================================================================

====================================================================================================================
Common Stock, $.01       1,500,000 (4) (8)            $.01 (6)                 $15,000                $3.96
par value
--------------------------------------------------------------------------------------------------------------------
Common Stock,            4,000,000 (5) (8)         $49.219 (7)              $196,876,000           $51,975.26
$.01 par value
====================================================================================================================

(1) Shares issuable pursuant to options previously granted under the CDW Officer and Manager Plan.

(2) Shares issuable pursuant to options previously granted under the CDW 1997 Officer and Manager Bonus Plan.

(3) Shares issuable pursuant to options previously granted under the CDW 1998 Officer and Manager Bonus Plan.

(4) Shares issuable pursuant to the CDW Senior Manager Incentive Plan.

(5) Shares issuable pursuant to CDW 2000 Incentive Stock Option Plan.

(6) All options to be granted under the CDW Senior Manager Incentive Plan will have an initial exercise price of $.01.

(7) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h) under the Securities Act of 1933, the offering price of shares for which option grants have not yet been made is based upon the average of the high and low sale prices of the Common Stock reported in the consolidated reporting system on October 17, 2000.

(8) This registration statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the employee benefit plans described herein relating to adjustments for changes resulting from a stock dividend, stock split or similar change.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by CDW Computer Centers, Inc., an Illinois corporation (the "Company"), are incorporated herein by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

        (b) All of the Company's other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999; and

        (c) The description of the Company's Common Stock, $.01 par value, of the Company (the "Common Stock") contained in the Company's registration statement on Form S-1 filed under the Securities Act of 1933 on May 11, 1993, including any amendments or reports filed for the purpose of updating such descriptions.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 8.75 of the Illinois Business Corporation Act permits corporations to indemnify directors, officers, employees and agents against any expense, liability or loss to which they may become subject, or which they may incur as a result of being or having been a director, officer, employee or agent of the corporation. In reliance on this statutory provision, our Articles of Incorporation and Bylaws provide that we are required to indemnify our directors, officers, employees and agents to the maximum extent permitted by law. In addition, we are required to advance or reimburse directors and officers for expenses incurred by them relating to indemnifiable claims. We also maintain directors' and officers' liability insurance, which covers liabilities under the federal securities laws.

               The indemnification provisions applicable to the directors of the Company are set out in Articles Ninth and Tenth of the Articles of Incorporation and Article VI of the Bylaws, respectively, as follows:

ARTICLES OF INCORPORATION:

               Ninth: The Corporation shall, to the full extent permitted by
Section 8.75 of the Illinois Business Corporation Act, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

               Tenth: No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his fiduciary duty as a director; provided, that nothing herein shall be construed to eliminate or limit the liability of a director; (a) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (b) for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (c) under Section 8.65 of the Illinois Business Corporation Act, as amended, or (d) for any transaction from which the director derived an improper personal benefit.

   BYLAWS:

                                   ARTICLE VI

                               INDEMNIFICATION OF
                         DIRECTORS, EMPLOYEES AND AGENTS

               SECTION 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               SECTION 2. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

               SECTION 3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               SECTION 4. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the Stockholders.

               SECTION 5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation authorized in this Article.

               SECTION 6. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               SECTION 7. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.    EXHIBITS.

EXHIBIT        DESCRIPTION
-------        -----------

4.1            Articles of Incorporation of the Company, as amended, are hereby incorporated by reference from the exhibits filed with the
               Company's registration statement (33-94820) on Form S-3 filed under the Securities Act of 1933 on July 21, 1995
4.2*           Amendment to the Articles of Incorporation of the Company, as
               filed with the Secretary of State of the State of Illinois on May
               26, 2000
4.3*           Bylaws of the Company, as amended through October 18, 2000
4.4            CDW Officer and Manager Plan, incorporated by reference to the exhibits filed with the Company's Notice of Annual Meeting of
               Shareholders and Proxy Statement dated May 18, 1999
4.5            CDW 1997 Officer and Manager Bonus Plan, incorporated by
               reference to the exhibits filed with the Company's annual report
               (0-21796) on Form 10-K for the year ended December 31, 1997
4.6            CDW 1998 Officer and Manager Bonus Plan, incorporated by
               reference to the exhibits filed with the Company's Quarterly
               Report (0-21796) on Form 10-Q for the quarter ended March 31,
               1999
4.7            CDW Senior Manager Incentive Plan, incorporated by reference to the exhibits filed with the Company's Notice of Annual Meeting of
               Shareholders and Proxy Statement dated May 24, 2000
4.8            CDW 2000 Incentive Stock Option Plan, incorporated by reference to the exhibits filed with the Company's Notice of Annual Meeting of Shareholders and Proxy Statement dated May 24, 2000
5*             Opinion of Sidley & Austin
23.1*          Consent of Pricewaterhousecoopers LLP (Chicago)
23.2           Consent of Sidley & Austin (contained in Exhibit 5)
24             Powers of Attorney (contained in the signature pages hereto)

--------------------
* Filed herewith

ITEM 9.  UNDERTAKINGS.

     (a)       The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vernon Hills, State of Illinois, on the 17th day of October, 2000.

                                     CDW COMPUTER CENTERS, INC.


                                     By: /s/  Harry J. Harczak, Jr.
                                         ---------------------------------------
                                         Harry J. Harczak, Jr.
                                         Chief Financial Officer, Treasurer
                                         and Secretary


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry J. Harczak, Jr., and Gregory C. Zeman, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 17th day of October, 2000.


                   SIGNATURE                                            TITLE


/s/  Michael P. Krasny                       Chairman and of the Board and Chief
------------------------------------         Executive Officer
     Michael P. Krasny


/s/  Gregory C. Zeman                        President and Director
------------------------------------
     Gregory C. Zeman

/s/  Daniel B. Kass                          Executive Vice President-Sales and
------------------------------------         Director
     Daniel B. Kass


/s/  Harry J. Harczak, Jr.                   Chief Financial Officer, Treasurer
------------------------------------         and Secretary
     Harry J. Harczak, Jr.


/s/  Sandra M. Rouhselang                    Controller and Chief Accounting
------------------------------------         Officer
     Sandra M. Rouhselang


/s/  Michelle L. Collins                     Director
------------------------------------
     Michelle L. Collins


/s/  Casey Cowell                            Director
------------------------------------
     Casey Cowell


/s/  Dr. Donald Jacobs                       Director
------------------------------------
     Dr. Donald Jacobs


/s/  Joseph Levy, Jr.                        Director
------------------------------------
     Joseph Levy, Jr.


/s/  Brian Williams                          Director
------------------------------------
     Brian Williams

                                 EXHIBIT INDEX

EXHIBIT        DESCRIPTION
-------        -----------

4.1            Articles of Incorporation of the Company, as amended, are hereby incorporated by reference from the exhibits filed with the
               Company's registration statement (33-94820) on Form S-3 filed under the Securities Act of 1933 on July 21, 1995
4.2*           Amendment to the Articles of Incorporation of the Company, as
               filed with the Secretary of State of the State of Illinois on May
               26, 2000
4.3*           Bylaws of the Company, as amended through October 18, 2000
4.4            CDW Officer and Manager Plan, incorporated by reference to the exhibits filed with the Company's Notice of Annual Meeting of
               Shareholders and Proxy Statement dated May 18, 1999
4.5            CDW 1997 Officer and Manager Bonus Plan, incorporated by
               reference to the exhibits filed with the Company's annual report
               (0-21796) on Form 10-K for the year ended December 31, 1997
4.6            CDW 1998 Officer and Manager Bonus Plan, incorporated by
               reference to the exhibits filed with the Company's Quarterly
               Report (0-21796) on Form 10-Q for the quarter ended March 31,
               1999
4.7            CDW Senior Manager Incentive Plan, incorporated by reference to the exhibits filed with the Company's Notice of Annual Meeting of
               Shareholders and Proxy Statement dated May 24, 2000
4.8            CDW 2000 Incentive Stock Option Plan, incorporated by reference to the exhibits filed with the Company's Notice of Annual Meeting of Shareholders and Proxy Statement dated May 24, 2000
5*             Opinion of Sidley & Austin
23.1*          Consent of Pricewaterhousecoopers LLP (Chicago)
23.2           Consent of Sidley & Austin (contained in Exhibit 5)
24             Powers of Attorney (contained in the signature pages hereto)

-------------------
* Filed herewith